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                                                                   Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


   We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-4 of Accelerated Networks, Inc. of our reports dated February 14, 2002 relating to the consolidated financial statements and financial statement schedule of Accelerated Networks, Inc. which appear in such Amendment No. 2 to the Registration Statement. We also consent to the reference to us under the heading "Experts" in such Amendment No. 2 to the Registration Statement.


                                          /s/  PRICEWATERHOUSECOOPERS LLP

Century City, California

March 18, 2002